UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

Of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2008

WIND ENERGY AMERICA INC.

(formerly Dotronix, Inc.)

(Exact name of registrant as specified in its charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

0-9996	41-1387074
(Commission File Number)	(IRS Employer Identification No.)

12100 Singletree Lane, Suite 100

Eden Prairie, MN 55344

(Address of Principal Executive Offices)(Zip Code)

(952) 746-1313

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

The registrant has received a letter from the U.S. Securities and Exchange Commission (“SEC”) notifying the registrant that the SEC is conducting a fact-finding inquiry and requesting the Company on a voluntary basis to send certain information and documents to the SEC relating to various matters including acquisitions, stock transactions and operations. The registrant has timely responded to this SEC inquiry and voluntarily submitted the requested information and documents to the SEC.

Presently, the registrant does not know or understand the importance or seriousness of this inquiry. However, when the registrant ascertains the nature of this inquiry and any effect of the inquiry on the registrant, the registrant will promptly issue any such additional information through a Form 8-K filing.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wind Energy America Inc.
Dated: June 20, 2008	By	/s/ Darrel Kluge
Darrel Kluge, CEO